ADDENDUM TO LEASE AGREEMENT SIGNED DATED 13 FEBRUARY 2006

This Addendum No: 2015/1029 is made on the 23 September 2015 between KEPPEL LOGISTICS PTE LTD, a Company incorporated under the laws of Singapore having its registered office at 1 Harbour Front Avenue, #18-01 Keppel Bay Tower, Singapore 098632 (hereinafter called “the Lessor”) and AFFYMETRIX PTE LTD, a Company incorporated under the laws of Singapore having its principal place of business at No.7 Gul Circle, #2M01 -10, Singapore 629563 (hereinafter called “ the Lessee”).

NOW IT IS HEREBY AGREED as follows:

1.	Option for Extension:

The Lessee agrees to exercise its lease option in accordance with the Agreement for Lease for a period of Five (5) years only.

The extended lease shall commence on 1st January 2016 and expire on 31st December 2020 based on the revised rent as set out in Schedule 1.

The Lessee may lease the premises for One (1) further extensions of five (5) years each after 31st December 2020, provided that the Lessee shall no more than twelve (12) months nor less than six (6) months before the expiration of each extension of the Lease, give to the Lessor notice in writing of his desire and if the Lessee shall have paid all rent payable and shall have performed and observed the terms and conditions in the Lease Agreement up to the termination of the tenancy hereby created, the Lessor will let the Premises to the Lessee for a further term of Five (5) years at a rent to be decided between the Lessor, subject to any increase or decrease in rent not exceeding 10% of the rent in the preceding term, and the Lessee and upon the covenants and conditions contained in the Lease.

All other terms and conditions as per Lease Agreement signed and dated 13 February 2006 remains unchanged.

IN WITNESS whereof, the parties hereinafter set their respective hands the day and year first above written.

For and on behalf of        For and on behalf of
KEPPEL LOGISTICS PTE LTD        AFFYMETRIX PTE LTD

Name : THOMAS PANG         Name : FRANK WITNEY
Title : DIRECTOR        Title : PRESIDENT & CEO

Name : GAVIN WOOD
Title : EVP FINANCE, CFO

Company’s Stamp        Company’s Stamp
Witnessed By:        Witnessed By:

Name : DESMOND BOO        Name : LINDA JUDGE
Title : GENERAL MANAGER         Title : DIRECTOR,
CORPORATE
COUNSEL, LEGAL

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AFFYMETRIX PTE LTD

SCHEDULE 1

RATE SCHEDULE

SINGAPORE DOLLARS

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DESCRIPTION                        UNIT PRICE
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A)    REVISED RENTAL FOR FIVE (5) YEARS RENEWAL

S/N	Description	Rental Rates (S$/per calendar month)
Rental Rates Effective from 1st Year to 2nd Year from 1st January 2016 to 31st December 2017
1	Warehouse Space, 3rd Floor - 136,000 sq ft	$146,340.00
2	Office Space - Unit No. #2M01-10 – 11,045 sq.ft.	$19,097.10
3	Roof Top Open Space	$850.00
Rental Rates Effective 3rd Year to 5th Year from 1st Jan 2018 to 31 Dec 2020
1	Warehouse Space, 3rd Floor - 136,000 sq ft	$149,050.00
2	Office Space - Unit No. #2M01-10 – 11,045 sq. ft.	$19,450.75
3	Roof Top Open Space	$850.00

** - Rates exclude utility charge and JTC subletting fees.
- Monthly rent to be paid in advance on the first day of each month.

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THE RATES DO NOT INCLUDE GOODS AND SERVICES TAX (GST).

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